Exhibit 99.1
                                                NEWS

Charter Completes Share Repurchase Program and Enters into Repurchase
Agreements

St. Louis, Missouri – December 29, 2011 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today announced that it completed the share repurchase program announced on August 9, 2011 by acquiring approximately 4.125 million shares of Charter’s Class A common stock for a total of $200 million, or an average of $48.48 per share.
In addition, following approval by a committee of independent directors of the Board of Directors of Charter advised by UBS Investment Bank, Charter has agreed to purchase an additional 5.891 million shares in privately negotiated transactions, detailed below, for a total of $321 million, or an average of $54.46 per share.  The Company entered into a stock repurchase agreement with a shareholder to purchase 750,000 shares at $55.18, a 1% discount to the closing price on December 22, 2011.  The Company subsequently agreed to acquire an aggregate of 5.141 million shares from certain funds affiliated with Oaktree Capital Management and Apollo Management Holdings at the price of $54.35 per share, a 3.5% discount to the December 23, 2011 closing price. Oaktree Capital Management and Apollo Management Holdings indicated to Charter that the purpose of the sales was to manage liquidity needs of certain funds.  Following the repurchases, based on publicly available information, Apollo will continue to beneficially own 33.541 million shares of Class A common stock representing 33.26% of the outstanding shares on a beneficial ownership basis and Oaktree will hold 16.615 million shares or 16.56% of the outstanding shares on a beneficial ownership basis. The Company expects to close all of the privately negotiated transactions by December 30, 2011.
Including these privately negotiated transactions, in 2011 Charter will have repurchased a total of 14.5 million shares, or 12.7% of its outstanding shares at the beginning of the year.  Adjusted for share repurchases to be completed through the fourth quarter, the Company’s leverage ratio would have been 4.8 times net debt to last 12 months proforma Adjusted EBITDA (b) as of September 30, 2011.  The Company is comfortable with its liquidity and financial profile and confirms its target leverage range of 4.0-4.5x, and remains comfortable plus or minus 0.5x for strategic opportunities such as the repurchases in 2011.
“The repurchases demonstrate Charter’s and the Board’s confidence about the Company’s future,” said Mike Lovett, President and Chief Executive Officer.  “In 2011 we have repurchased 12.7% of the Company’s outstanding shares at an average price of $50.17, which reflects a series of strategic opportunities to deliver value to our shareholders.”
The following schedules are presented in order to reconcile Adjusted EBITDA (b) and net debt leverage (d), both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

		Pro Forma Last 12 Months Ended (a)
		September 30, 2011

Net Loss		$(373)
Plus:	Interest expense, net	950
	Income tax expense	303
	Depreciation and amortization	1,579
	Stock compensation expense	34
	Loss due to bankruptcy related items	2
	Loss on extinguishment of debt	171
	Other, net	13
Adjusted EBITDA (b)		$2,679

		September 30, 2011
Principal amount of long-term debt		$12,486
Less:	Cash and cash equivalents (c)	(32)
Plus:	Fourth quarter 2011 shares repurchases	405
Pro Forma net debt		$12,859

Net debt leverage (LTM EBITDA) (b), (d)		4.8	x

(a)	Pro forma results reflect certain sales and acquisitions of cable systems in 2010 and 2011 as if they occurred as of January 1, 2010.
(b)
Adjusted EBITDA is defined as net loss plus net interest expense, income taxes, depreciation and amortization, loss realized due to bankruptcy related items, stock compensation expense, loss on extinguishment of debt and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our businesses as well as other non-cash or non-recurring items, and is unaffected by our capital structure or investment activities.

(c)	Cash and cash equivalents includes $27M in restricted cash as of September 30, 2011.
(d)	Net debt leverage is calculated as pro forma net debt of $12,859M as of September 30, 2011 divided by last 12 months Adjusted EBITDA (b) of $2,679M as of September 30, 2011.

About Charter
Charter is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

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Contact:

Media:	Analysts:
Anita Lamont	Robin Gutzler
314-543-2215	314-543-2389

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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our ability to sustain and grow revenues and free cash flow by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

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the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, and digital subscriber line (“DSL”) providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.